Filed Pursuant to Rule 424(b)(5)
Registration No. 333-280906

Prospectus Supplement

(To Prospectus Dated July 30, 2024)

SONIDA SENIOR LIVING, INC.

Up to $250,000,000 of

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, par value $0.01 per share, through RBC Capital Markets, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, R. Seelaus & Co., LLC and Wells Fargo Securities, LLC (each, a “Sales Agent” and collectively, the “Sales Agents”), in accordance with an equity distribution agreement (the “Distribution Agreement”) among us, the Sales Agents and the Forward Purchasers (as defined below). In accordance with the terms of the Distribution Agreement, we may offer and sell up to $250,000,000 of shares of our common stock from time to time in transactions through or with the Sales Agents and Forward Sellers (as defined below) or pursuant to a terms agreement or forward sale agreement related thereto.

The Distribution Agreement provides that, in addition to the issuance and sale of the shares of our common stock by us through the Sales Agents, we may also enter into one or more forward sale agreements under separate master forward sale agreements and related supplemental confirmations with one or more of Royal Bank of Canada, Bank of Montreal, Citibank, N.A., Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association (in such capacity, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts to borrow from third parties and the relevant Sales Agent, acting as sales agent for such Forward Purchaser (each Sales Agent, in such capacity, a “Forward Seller” and collectively, the “Forward Sellers”), will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of our common stock sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals) under the Distribution Agreement, under any terms agreement and under any forward sale agreement have an aggregate gross sales price in excess of $250,000,000. Unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Sales Agent, the affiliate of such Sales Agent that is acting as Forward Purchaser or, if applicable, such Sales Agent acting in its capacity as Forward Purchaser.

Sales of the shares, if any, as contemplated by this prospectus supplement and accompanying prospectus, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchaser, may be made in any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for our common stock or to or through a market maker (which may include ordinary brokers’ transactions) or as otherwise agreed by us and the Sales Agents, at market prices prevailing at the time of sale or at prices related to prevailing market prices. With our prior consent, the Sales Agents may also sell shares of our common stock in negotiated transactions, including block transactions. Furthermore, under the terms of the Distribution Agreement, we may also sell shares of our common stock to one or more of the Sales Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares to one or more of the Sales Agents as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

None of the Sales Agents, acting as our sales agents, or Forward Sellers, acting as agents for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed to use its commercially reasonable efforts, as our sales agents or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and on the terms and subject to the conditions of the Distribution Agreement, to sell the shares offered as instructed by us and in the case of sales in connection with a forward sale agreement, as agreed by the relevant Forward Seller and Forward Purchaser. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The shares of our common stock offered and sold through the Sales Agents, as our sales agents, or Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent or Forward Seller on any given day.

The offering of shares of common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of shares of our common stock subject to the Distribution Agreement, any terms agreement, and any forward sale agreement having an aggregate gross offering price of $250,000,000 and (ii) the termination of the Distribution Agreement in accordance with its terms.

We will pay each Sales Agent a commission equal to up to 2.0% of aggregate gross proceeds we receive from the sale of our shares pursuant to the Distribution Agreement.

In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of our common stock sold during the applicable forward hedge selling period by it as a Forward Seller.

The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” herein. In connection with the sale of common stock on our behalf, the Sales Agents may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including liabilities under the Securities Act.

The net proceeds we receive from the sale of our common stock through a Sales Agent on our behalf pursuant to the Distribution Agreement or to a Sales Agent acting as a principal will be the gross proceeds received from such sales less the compensation paid to the Sales Agents and any other costs we may incur in issuing and/or selling the shares of our common stock; provided, however, that we will not initially receive any proceeds from the sale of shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more settlement dates under the forward sale agreement no later than the date that is specified in the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement if we conclude that it is in our interest to do so, provided that certain conditions in the forward sale agreement are satisfied. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. See “Plan of Distribution (Conflicts of Interest).”

Our common stock is listed on the NYSE under the symbol “SNDA.” On May 15, 2026, the trading day immediately preceding the date of this prospectus supplement, the last reported sales price per share of our common stock on the NYSE was $37.78.

Investing in our common stock involves risks. You should carefully consider the risk factors beginning on page S-5 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, before you make an investment in our common stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

RBC Capital Markets	BMO Capital Markets	Citigroup	Citizens Capital Markets	Goldman Sachs & Co. LLC

J.P. Morgan	KeyBanc Capital Markets	Morgan Stanley	R. Seelaus & Co., LLC	Wells Fargo Securities

The date of this prospectus supplement is May 18, 2026.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the SEC. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock we are offering and other information you should know before investing in our common stock. You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the additional information described under “Available Information” on page S-13 of this prospectus supplement and page 4 of the accompanying prospectus before investing in our common stock.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agents, Forward Sellers and Forward Purchasers (and any of their respective affiliates) have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the Sales Agents, Forward Sellers and Forward Purchasers (and any of their respective affiliates) are not, making an offer to sell the securities described in this prospectus supplement and the accompanying prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Sales Agents, Forward Sellers and Forward Purchasers (and any of their respective affiliates), to subscribe for and purchase any of the securities and may not be used for or in connection with any offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to in this prospectus supplement and the accompanying prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

You should not assume that the information in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since then.

S-ii

BASIS OF PRESENTATION

On March 11, 2026, the Company completed its previously announced acquisition (the “CHP Merger”) of CNL Healthcare Properties, Inc. (“CHP”). As a result of the CHP Merger, the Company now indirectly owns all of the assets of CHP.

Unless otherwise indicated, all references in this prospectus supplement and the accompanying prospectus to “Sonida,” the “Company,” “we,” “us,” and “our” mean Sonida Senior Living, Inc. and its consolidated subsidiaries including, after the date of the CHP Merger, CHP and its subsidiaries.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the risk factors described on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus and the “Risk Factors” section in our most recent Annual Report on Form 10-K. This summary is not complete and does not contain all of the information that you should consider before making an investment decision.

Our Company

We are one of the leading owner-operators of senior housing communities in the United States in terms of resident capacity. We and our predecessors have provided senior housing since 1990. As of March 31, 2026, we owned, managed, or invested in 165 senior housing communities with over 16,400 total units across 35 states, including 153 owned senior housing communities (inclusive of 54 managed by third-party property managers, 15 leased pursuant to triple-net leases, three owned through a joint venture investment in a consolidated entity and four owned through a joint venture investment in an unconsolidated entity) and 12 communities that we managed on behalf of a third-party.

We generally provide residential housing and services to people aged 75 years and older, including independent living, assisted living, and memory care services. Many of our communities offer a continuum of care to meet our residents’ needs as they change over time by integrating independent living, assisted living, and memory care, which may be bridged by home care through independent home care agencies. Our integrated approach sustains residents’ autonomy and independence based on their physical and cognitive abilities.

Our principal executive offices are located at 14755 Preston Road, Suite 810, Dallas, Texas 75254. Our phone number is (972) 770-5600 and our website address is www.sonidaseniorliving.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Termination of Prior Distribution Agreement

In connection with the entry into the Distribution Agreement, our “at the market offering” of shares of our common stock pursuant to our prior at-the-market issuance sales agreement, dated as of April 1, 2024 (the “Prior Distribution Agreement”), which permitted the offer and sale of up to $75,000,000 of our common stock, was terminated.

The Offering

Issuer	Sonida Senior Living, Inc.

Securities Offered	Shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $250,000,000. The shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers.

Shares of Common Stock Outstanding Prior To This Offering	47,346,257 shares outstanding as of May 7, 2026

Manner of Offering	“At the market offering” that may be made from time to time through our Sales Agents. See “Plan of Distribution (Conflicts of Interest)” on page S-22.

Use of Proceeds	We intend to use the net proceeds from this offering for potential acquisition opportunities, capital expenditure projects at our senior living communities, working capital and other general corporate purposes, which may include, among other things, debt repayment. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. See “Use of Proceeds”.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock by a Forward Purchaser through its affiliated Forward Seller. For additional information, see “Plan of Distribution (Conflicts of Interest)—Sales Through Forward Sellers.”

Accounting Treatment of any Forward Sale Agreements

Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our common stock is above the applicable forward sale price, which is subject to increase or decrease based on a specified daily rate, less a spread to be mutually agreed by us and the applicable Forward Purchaser, and subject to decrease by amounts related to expected dividends, if any, on shares of our common stock during the term of such forward sale agreement. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of shares of our common stock to the applicable Forward Purchaser on any such physical settlement or net share settlement date would result in dilution to our earnings per share and other reported per share measures. See “Risk Factors—Risks Related to any Forward Sale Agreements—Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.”

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying our common stock.

NYSE Listing	Our common stock is traded on the NYSE under the symbol “SNDA.”

Conflicts of interest	As described in “Use of Proceeds,” we intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, debt repayment. The Sales Agents or their affiliates may be lenders under certain of our existing or future debt arrangements. In such capacity, such affiliates may receive a portion of the net proceeds from this offering if net proceeds from this offering are used to repay debt under such debt arrangements. In the event that more than 5% of the net proceeds of this offering is received by one or more of the Sales Agents and/or their affiliates, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. In such event, such Sale Agent(s) will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. However, pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements. See “Use of Proceeds” and “Plan of Distribution (Conflicts of Interest).”

4

RISK FACTORS

Investing in our common stock involves risk. Before you decide whether to purchase any shares of our common stock in this offering, in addition to the other information, documents and reports included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the risks and uncertainties discussed below and discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. For more information, see the section entitled “Available Information.” These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

Risks Related to our Common Stock and this Offering

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our common stock could incur substantial losses.

Our stock price has fluctuated in the past, has recently been volatile and may be volatile in the future. During the 12 months prior to the date of this prospectus supplement, our common stock has traded at a low of $23.66 and a high of $39.66. We may continue to experience sustained depression or substantial volatility in our stock price in the foreseeable future unrelated to our operating performance or prospects. For the year ended December 31, 2025, we incurred a basic and diluted net loss per common share of $4.22.

As a result of this volatility, investors may experience losses on their investment in our common stock. The market price for our common stock may be influenced by many factors, including the following:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common stock;

•	market and industry perception of our success, or lack thereof, in pursuing our strategies;

•	strategic actions by us or our competitors, such as acquisitions or joint ventures;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	our ability to integrate any business we acquire, including CHP, with our business and to achieve anticipated synergies;

•	changes in our capital structure;

•	trading volume of our common stock;

•	sales of our common stock by us or our stockholders, including Conversant Capital LLC (and its affiliates) and Silk Partners LP (and its affiliates);

•	changes in general market, industry, economic and political conditions in the U.S. and global economies or financial markets; and

•

other events or factors, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions.

Since the stock price of our common stock has fluctuated in the past, has been recently volatile and may be volatile in the future, investors in our common stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that our stock price will remain at current levels or that future sales of our common stock will not be at prices lower than those sold to investors.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, the Distribution Agreement or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

The actual number of shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Distribution Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Distribution Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We may in the future enter into financing arrangements, including debt and preferred equity financings, which may be senior to our common stock upon our liquidation or which could dilute our existing stockholders, and such financings could have a material and adverse effect on our common stockholders.

We may in the future incur or issue debt, issue equity or equity-related securities or enter into financing arrangements that may be convertible into or exchangeable for preferred equity securities. Upon our liquidation, lenders and holders of our debt and holders of our preferred equity (if any) would receive a distribution of our available assets before common stockholders. Any future incurrence or issuance of debt could increase our interest cost and could adversely affect our results of operations and cash flows.

Additional issuances of common stock, directly (including issuances pursuant to this prospectus supplement) or through convertible or exchangeable securities, warrants or options may dilute the holdings of our common stockholders and such issuances, or the perception of such issuances, may reduce the market price of our common stock. Any preferred equity issued by us would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

Because our decision to incur or issue debt or issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Accordingly, common stockholders bear the risk that our future offerings will adversely affect the market price of our common stock and dilute the value of their stock holdings in us.

You may experience immediate and substantial dilution in the net tangible book value per share of common stock you purchase.

The price per share of our common stock being offered in this offering may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of 6,617,258 shares of our common stock at an assumed offering price of $37.78 per share, representing the closing sales price of our common stock on the NYSE on May 15, 2026, and after deducting commissions to the Sales Agents and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $872.5 million, or approximately $16.16 per share. This represents an immediate increase in net tangible book value of approximately $2.91 per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of approximately $21.62 per share to purchasers of our common stock in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Risks Related to any Forward Sale Agreements

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements under separate master forward sale agreements and related supplemental confirmations, the relevant Forward Purchaser will have the right to accelerate the settlement of the shares of our common stock underlying its forward sale agreement with us (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below), and require us to settle on a date specified by such Forward Purchaser if:

•

such Forward Purchaser or its affiliate is unable to, or would incur a materially increased cost (compared to circumstances on the date of the forward sale agreement) after using commercially reasonable efforts to, establish, maintain or unwind its or its affiliate’s hedge position with respect to that particular forward sale agreement;

•

in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable after using commercially reasonable efforts to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

•

we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or the occurrence of a change in law;

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement) and such Forward Purchaser notifies us that such Forward Purchaser has designated an early termination date; or

•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded.

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that each forward sale agreement will settle no later than the date specified in the applicable forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we generally have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement, subject to the satisfaction of certain conditions. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward

Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the applicable forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of such forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on an interest rate factor equal to a specified daily floating rate less a spread to be mutually agreed by us and the relevant Forward Purchaser, and will be decreased based on amounts related to expected dividends, if any, on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. If the prevailing market price for our common stock during the applicable unwind period under a particular forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our common stock having a value equal to the difference and, in each case, such difference would include a commission to such Forward Purchaser. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of any forward sale agreement. See “Plan of Distribution (Conflicts of Interest)—Sales through Forward Sellers” for information on the forward sale agreements.

In the event of our bankruptcy or insolvency, any forward sale agreement that is in effect will automatically terminate, and we would not receive the expected proceeds from the sale of our shares under any such agreement.

If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

We are subject to counterparty risk with respect to each forward sale agreement, if any, and the forward transactions, if any, are complex, and may not operate as planned.

The Forward Purchasers are financial institutions, and we will be subject to the risk that a Forward Purchaser might default under any forward sale agreement we may enter into. Our exposure to the credit risk of the forward stock purchase transactions will not be secured by any collateral. Global economic conditions have from time to time resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a Forward Purchaser becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our net exposure at that time under the applicable forward stock purchase transaction. We can provide no assurances as to the financial stability or viability of any Forward Purchaser.

In addition, the transactions contemplated by the forward sale agreements (the “forward transactions”), if any, are complex, and they may not operate as planned. For example, the terms of any forward transaction may be subject to adjustment or modification if certain customary disruption events, extraordinary events or announcements related to the Company specified in the relevant forward sale agreement occur. The Forward Purchaser will also have termination or similar rights in case any events of default, termination events or other similar conditions or events to be specified in the applicable forward sale agreement occur. Accordingly, these transactions may not operate as we intend if their terms are required to be adjusted as a result of transactions in the future or are required to be adjusted or terminated upon unanticipated developments that may adversely affect the functioning of any forward transactions.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, including, without limitation, those relating to the Company’s future business prospects and strategies, the Company’s preliminary purchase price and purchase price accounting for the CHP Merger, financial results, working capital, liquidity, capital needs and expenditures, interest costs, insurance availability and contingent liabilities, are forward-looking statements. Forward-looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “would,” “intend,” “could,” “believe,” “expect,” “anticipate,” “project,” “plans,” “estimate” or “continue” or the negatives thereof or other variations thereon or other comparable terminology.

Forward-looking statements are not guarantees of performance. We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include those described under “Risk Factors” in Item 1A in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and also include the following:

•

our ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy our short and long-term debt obligations and to fund our acquisitions and capital improvement projects to expand, redevelop, and/or reposition our senior living communities;

•

increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration and overtime laws;

•	elevated market interest rates that increase the cost of certain of our debt obligations;

•	our ability to obtain additional capital on terms acceptable to us;

•

our ability to extend or refinance our existing debt as such debt matures, in particular our ability to refinance our 364 day senior secured bridge loan on the terms and within the timeline expected, or at all;

•	our compliance with our debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs;

•

our ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and our projections related to such acquisitions may not materialize as expected;

•	litigation relating to the CHP Merger that has been or could be instituted against CHP, the Company and each of their respective directors;

•	our ability to integrate our business with CHP successfully, and to achieve the anticipated benefits;

•

the possibility that companies that we have acquired (including CHP) or may acquire could have undiscovered liabilities, or that companies or assets that we have acquired (including CHP) or may acquire could involve other unexpected costs or may strain the capabilities of our management;

•	potential adverse reactions or changes to business relationships resulting from the CHP Merger;

•	the risk of oversupply and increased competition in the markets in which we operate;

•	our ability to maintain internal controls over financial reporting;

•	the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes;

•

risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates;

•	the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis;

•

our ability to maintain the security and functionality of our information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including the Health Insurance Portability and Accountability Act of 1996, as amended;

•	changes in accounting principles and interpretations; and

•	the other risk factors set forth in any documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We caution you that the risks, uncertainties and other factors referenced above and incorporated by reference herein may not contain all of the risks, uncertainties that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. Other factors, or factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock being offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus, which forms part of the registration statement, do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and the common stock we are offering pursuant to this prospectus supplement, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements. Our public filings with the SEC are available to the public on the SEC’s Internet website at www.sec.gov and our Internet website at www.sonidaseniorliving.com. Information on our website is not incorporated into this prospectus supplement, the accompanying prospectus or our other securities filings and is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement or the accompanying prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the common stock offered by this prospectus supplement, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all of the common stock offered by this prospectus supplement or until we terminate the offering, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

•

The portions of our Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders filed with the SEC on April  27, 2026, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 11, 2026.

•

Our Current Reports on Form 8-K, filed with the SEC on January 5, 2026, February  13, 2026, February  23, 2026, February  26, 2026, March 11, 2026 (SEC Accession No. 0001193125-26-101103), March  11, 2026 (SEC Accession No.  0001193125-26-102271), April 22,  2026 and May 13, 2026; and

•

The description of our common stock contained in Exhibit 4.9 of our Annual Report on Form 10-K for the fiscal year ended December  31, 2025, which updated the description thereof in our Registration Statement on Form 8-A, filed with the SEC on October 3, 1997 and any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

Attention: Tabitha Bailey

DILUTION

If you invest in our shares of common stock, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the adjusted net tangible book value per share of common stock after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share of common stock attributable to the existing shareholders for our presently outstanding shares of common stock. Our net tangible book value attributable to shareholders at March 31, 2026 was approximately $627.5 million, or approximately $13.25 per share of common stock. Net tangible book value per share of common stock as of March 31, 2026 represents the amount of our total tangible assets less total liabilities, divided by the number of our shares of common stock outstanding.

After giving effect to the sale of our shares of common stock through the Sales Agents as agents on our behalf in an aggregate amount equal to $250,000,000 at an assumed offering price of $37.78 (which is the last reported sale price of our common stock on the NYSE on May 15, 2026), and after deducting commissions to the Sales Agents at the maximum rate specified herein and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been approximately $872.5 million, or $16.16 per share of common stock. These amounts, which give effect to the assumed receipt of the net proceeds from such offering by the Sales Agents as agents on our behalf and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after March 31, 2026, would represent an immediate increase in net tangible book value of $2.91 per share of common stock to our existing shareholders, and immediate dilution in net tangible book value of $21.62 per share of common stock to new investors purchasing shares of common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share of common stock after this offering from the price per share of common stock paid by an investor in this offering. The following table illustrates this dilution.

Offering
Assumed public offering price per share of common stock	$37.78
Net tangible book value per share of common stock as of March 31, 2026	$13.25
Increase in net tangible book value per share of common stock attributable to this offering	$2.91
As adjusted net tangible book value per share of common stock after an assumed offering through the Sales Agents, as agents on our behalf	$16.16
Dilution per share of common stock to new investors in such assumed offering(1)	$21.62

(1)	Dilution is determined by subtracting adjusted net tangible book value per share after giving effect to the assumed offering from the assumed public offering price per share paid by a new investor.

The table above assumes for illustrative purposes that an aggregate of 6,617,258 shares of common stock are sold during the term of the offering through the Sales Agents, as agents on our behalf, at a price of $37.78 per share, the last reported sale price of our common stock on the NYSE on May 15, 2026, for net proceeds of $245.0 million. The shares of common stock subject to the Distribution Agreement are being offered for sale from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold through the Sales Agents, as agents on our behalf, from the assumed offering price of $37.78 per share reflected in the table above, assuming all of our shares of common stock in the aggregate amount of $250,000,000 during the term of the Distribution Agreement are sold through the Sales Agents, as agents on our behalf, at that increased price, would increase our adjusted net tangible book value per share after the assumed offering to $16.22 per share, and would increase the dilution in net tangible book value per share to new investors in the assumed offering to $22.56 per share, after deducting assumed commissions to the Sales Agents at the maximum rate specified herein and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold through the Sales Agents, as agents on our behalf, from the assumed offering price of $37.78 per share reflected in the table above, assuming all of our shares of common stock in the aggregate amount of $250,000,000 during the term of the Distribution Agreement are sold through the Sales Agents, as agents on our behalf, at that decreased price, would decrease our adjusted net tangible book value per share after the assumed offering to $16.11 per share and would decrease the dilution in net tangible book value per share to new investors in the assumed offering to $20.67 per share, after deducting assumed commissions to the Sales Agents at the maximum rate specified herein and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual sale price, the actual number of shares sold, and does not illustrate the dilution if the shares are sold by the Forward Sellers on behalf of the applicable Forward Purchaser.

The table above is based on 47,358,629 shares of common stock outstanding as of March 31, 2026 and does not include, as of that date, shares of our common stock reserved for issuance in respect of (i) 9,816 stock options outstanding, (ii) 102,044 performance-based restricted stock unit awards (“PSUs”) outstanding (not including 1,137,500 PSUs that were granted in connection with the CHP Merger, the issuance of which is contingent on stockholder approval at our 2026 annual meeting), and (iii) 113,984 time-based restricted stock unit awards outstanding.

Furthermore, we may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional shares of common stock or other equity or equity-linked securities in the future, including in any potential debt for equity exchange transactions, there may be further dilution to investors participating in this offering.

USE OF PROCEEDS

The shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus include newly issued shares that may be offered and sold by us to or through the Sales Agents, acting as our sales agents or as principals, and borrowed shares of our common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers. We intend to use the net proceeds from this offering for potential acquisition opportunities, capital expenditure projects at our senior living communities, working capital and other general corporate purposes, which may include, among other things, debt repayment. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of shares of our common stock to the Forward Purchaser upon one or more settlement dates for the forward sale agreement no later than the date that is specified in the applicable forward sale agreement. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement if we conclude it is in our interest to do so, provided that certain conditions in the forward sale agreement are satisfied. If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of our common stock to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will initially be equal to the gross sales prices of all borrowed shares of common stock sold by the relevant Forward Seller on behalf of the Forward Purchaser in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0%, and adjusted on a daily basis based on an interest rate factor equal to a specified daily floating rate less a spread to be mutually agreed by us and the relevant Forward Purchaser, and will be decreased based on amounts related to expected dividends, if any, on shares of our common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price on such day.

The Sales Agents or their affiliates may be lenders under certain of our existing or future debt arrangements and, in such capacity, may receive a portion of the net proceeds from this offering or from settlement under any forward sale agreements we may enter into if net proceeds from this offering are used to repay debt under such debt arrangements. See “Plan of Distribution (Conflicts of Interest).” In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts to borrow from third parties and sell, through the relevant Sales Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Sales Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

Pursuant to, and subject to the terms and conditions set forth in, the amended and restated investor rights agreement to which the Company is a party, the consent of an entity affiliated with Conversant Capital LLC is required in connection with sales of our common stock. See the amended and restated investor rights agreement filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025 for further details.

U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. In addition, this summary does not address any tax considerations arising under the laws of any U.S. state or local jurisdiction or non-U.S. jurisdiction or under the U.S. federal gift tax laws. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an entity or arrangement treated as a partnership;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•

financial institutions, insurance companies, tax-exempt organizations, pension plans, brokers, dealers or traders in stocks, securities or currencies, certain former citizens or long-term residents of the United States, controlled foreign corporations or passive foreign investment companies;

•	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “Dispositions of Our Common Stock”.

Distributions on our common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.

Distributions on our common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under the applicable income tax treaty). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•

the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition (but is not treated as a resident of the United States under specific rules) and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock; in this case, the Non-U.S. Holder’s gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (subject to certain special rules) and the Non-U.S. Holder’s gross proceeds may be subject to withholding of U.S. federal income tax at a 15% rate.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we may be currently, or may become in the future, a United States real property holding corporation. If we are, or were to become, a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constitute 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations). However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Federal Estate Tax

Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of distributions on our common stock (regardless of whether such distributions constituted dividends) and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from sales or other dispositions of our common stock may be subject to backup withholding and information reporting, unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into the Distribution Agreement with the Sales Agents and the Forward Purchasers, under which we may offer and sell shares of common stock having an aggregate offering price of up to $250,000,000 from time to time. The Distribution Agreement entered into with the Sales Agents and the Forward Purchasers will be filed as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement. The sales, if any, of common stock made under the Distribution Agreement will be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices, or as otherwise agreed upon by one or more of the Sales Agents and us. The Sales Agents will not engage in any transactions that stabilize the price of our common stock.

Under the terms of the Distribution Agreement, we also may sell shares of common stock to one or more of our Sales Agents as principal for its own account at a price agreed upon at the time of sale. If we sell common stock to one or more of our Sales Agents as principal, we will enter into a separate terms agreement with such Sales Agent(s) and we will describe such terms agreement in a separate prospectus supplement or pricing supplement.

In addition to the issuance and sale of shares of our common stock by us to or through the Sales Agents, the Distribution Agreement also provides that we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a Forward Purchaser.

We will designate the maximum amount of common stock to be sold through the Sales Agents on a daily basis or otherwise as we and the Sales Agents agree and the minimum price per common share at which such common stock may be sold. Subject to the terms and conditions of the Distribution Agreement, the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the designated common stock. We may instruct the Sales Agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any one of the Sales Agents may suspend the offering of common stock at any time and from time to time by notifying the other party.

The Sales Agents will provide to us written confirmation following the close of trading on the NYSE each day during which shares of common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares of common stock sold on that day, the gross sales proceeds and the net proceeds to us (after transaction fees, if any, but before other expenses). We will report, at least quarterly, the number of shares of common stock sold through the Sales Agents under the Distribution Agreement, the net proceeds to us (after transaction fees, if any, but before expenses) and the commissions of the Sales Agents in connection with the sales of the common stock.

We will pay each sales agent a commission of up to 2.0% of the gross sales price per share of common stock sold through it as our agent under the Distribution Agreement. We have also agreed to reimburse the Sales Agents and the Forward Purchasers for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel incurred in connection with this offering, in the amount of up to $175,000 in the aggregate for the Distribution Agreement, and for ongoing services in connection with the transactions contemplated under the Distribution Agreement, in the amount of up to $35,000 in the aggregate on a quarterly basis. We estimate that the total expenses for the offering, excluding any commissions payable to the Sales Agents or Forward Purchasers under the terms of the Distribution Agreement, will be approximately $700,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Settlement for sales of common stock will occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or any one of the Sales Agents have reason to believe that shares of our common stock are no longer “actively-traded securities” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of common stock pursuant to the Distribution Agreement or any terms agreement will be suspended until, in the collective judgment of the parties, Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of shares of common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of shares of our common stock subject to the Distribution Agreement, any terms agreement, and any forward sale agreement having an aggregate gross offering price of $250,000,000 and (ii) the termination of the Distribution Agreement in accordance with its terms.

In connection with the sale of the common stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act.

The Sales Agents and/or affiliates of each of the Sales Agents have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Sales Through Forward Sellers

From time to time during the term of the Distribution Agreement, and subject to the terms and conditions set forth therein and in the related forward sale agreement, we may deliver a placement notice relating to a forward sale to any of the Forward Sellers and the relevant Forward Purchaser. Upon acceptance of a placement notice from us, or our acceptance of an amended notice from the Forward Purchaser requesting that the Forward Seller execute sales of shares of borrowed common stock in connection with a forward sale agreement, and subject to the terms and conditions of the Distribution Agreement and the forward sale agreement, the relevant Forward Purchaser will use commercially reasonable efforts to borrow from third parties, and the relevant Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, the relevant shares of our common stock on such terms to hedge the relevant Forward Purchaser’s exposure under that particular forward sale agreement. We or the relevant Forward Seller may immediately suspend the offering of shares of our common stock under a forward sale agreement at any time upon proper notice to the other; provided, however, such suspension shall not affect the parties’ obligations with respect to the delivery of shares of our common stock sold under any forward sale agreement prior to such notice.

We expect that settlement between the relevant Forward Purchaser and Forward Seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant Forward Seller and buyers of such shares of our common stock in the market, will generally occur on the first business day that is also a trading day following the date any sales are made. The obligation of the relevant Forward Seller under the Distribution Agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.

In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller (such commission the “Forward Selling Commission”). The borrowed shares will be sold during a period of trading days determined by us in our sole discretion and as specified in the relevant placement notice (with such period subject to early termination in certain circumstances).

The forward sale price per common stock under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable Forward Selling Commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the Distribution Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.

The forward sale agreements will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor less a spread, and will be decreased by amounts related to expected dividends, if any, on shares of our common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price.

In the event we enter into a forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price.

Except under limited circumstances described below and subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle such forward sale agreement, subject to the satisfaction of certain conditions. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such

Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.

The purchase of shares of our common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the applicable forward sale agreement or increasing the number of shares of our common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of our common stock that such Forward Purchaser would deliver to us) upon net share settlement of such forward sale agreement. See “Risk Factors—Risks Related to any Forward Sale Agreements.”

A Forward Purchaser will have the right to accelerate the particular forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that such Forward Purchaser determines is affected by an event described below), and require us to physically settle on a date specified by the relevant Forward Purchaser if:

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such Forward Purchaser or its affiliate is unable to, or would incur a materially increased cost (compared to circumstances on the date of the forward sale agreement) after using commercially reasonable efforts to, establish, maintain or unwind its or its affiliate’s hedge position with respect to that particular forward sale agreement;

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in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate (x) is unable after using commercially reasonable efforts to hedge its exposure under such forward sale agreement because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale agreement;

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we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

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an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or the occurrence of a change in law;

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certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement) and such Forward Purchaser notifies us that such Forward Purchaser has designated an early termination date; or

•	certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded.

A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. See “Risk Factors — Risks Related to any Forward Sale Agreements.”

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Conflicts of Interest

As described in “Use of Proceeds”, we may use a portion of the net proceeds of this offering to repay indebtedness, including amounts outstanding under our debt arrangements. The Sales Agents or their affiliates may be lenders in respect of certain of our existing or future debt arrangements. To the extent we use a portion of the net proceeds of this offering to pay down borrowings under such debt arrangements, such affiliates would receive their proportionate share of such paid down borrowings. In the event that more than 5% of the net proceeds of this offering is received by one or more of the Sales Agents and/or their affiliates, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. In such event, such Sale Agent(s) will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. However, pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the shares of our common stock have a “bona fide public market” (as such terms are defined in FINRA Rule 5121).

If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts to borrow from third parties and sell, through the relevant Forward Seller, our shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed common shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Such entity will be either a Sales Agent or an affiliate of a Sales Agent. As a result, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreements.

In the ordinary course of business, the Sales Agents, Forward Sellers, Forward Purchasers and their affiliates have provided in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services to us for which they have received or will receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the Sales Agents, Forward Sellers, Forward Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. The Sales Agents, Forward Sellers, Forward Purchasers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP. Certain legal matters in connection with this offering will be passed upon for the Sales Agents, Forward Sellers and Forward Purchasers by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sonida Senior Living, Inc. as of December 31, 2025 and 2024 and for each of the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting contains an explanatory paragraph relating to the exclusion of the East Lake Acquisition, the Alpharetta Acquisition, and the Jasper Acquisition from the scope of management’s assessment of the effectiveness of internal control over financial reporting and our audit of internal control over financial reporting as of December 31, 2025.

The audited historical financial statements of CNL Healthcare Properties, Inc. incorporated in this prospectus supplement by reference to the Company’s Current Report on Form 8-K dated May 13, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

$500,000,000

SONIDA SENIOR LIVING, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may from time to time offer to sell together or separately in one or more offerings the following securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of any such offer:

•	common stock, par value $0.01 per share;

•	preferred stock, par value $0.01 per share, in one or more series, which may be convertible into or exchangeable for common stock;

•	depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

•	warrants to purchase common stock or preferred stock, which may be convertible into or exchangeable for our common stock or preferred stock;

•	rights to purchase common stock, preferred stock or warrants, which may be convertible into or exchangeable for our common stock, preferred stock or warrants;

•	purchase contracts; and

•	units that include any of these securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $500,000,000. When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change, update or supersede information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any applicable prospectus supplement and information incorporated by reference in this prospectus and any applicable prospectus supplement, carefully before you decide to invest.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange and trades under the ticker symbol “SNDA.” On July 18, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $31.49. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

These securities may be sold directly by us, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names, any fees, commissions and discounts payable to them, and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale, and the contemplated use thereof, will also be included in a prospectus supplement.

The address of our principal executive offices is 14755 Preston Road, Suite 810, Dallas, Texas 75254. Our phone number is (972) 770-5600.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 2 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 30, 2024

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, change, update or supersede the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Available Information,” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise indicated, all references in this prospectus to “Sonida,” the “Company,” “we,” “us,” and “our” mean Sonida Senior Living, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes refer to the common stock, preferred stock, depositary shares, warrants, rights, purchase contracts and units collectively as the “securities.”

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Available Information.” These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

SONIDA SENIOR LIVING, INC.

Sonida Senior Living, Inc., formerly known as Capital Senior Living Corporation, is one of the leading owner-operators of senior housing communities in the United States in terms of resident capacity. The Company and its predecessors have provided senior housing since 1990. As of July 1, 2024, the Company operated 82 senior housing communities in 19 states with an aggregate capacity of approximately 8,000+ residents, consisting of 70 senior housing communities owned by the Company (including four communities in which the Company owned 51% of the equity interests and four communities in which the Company owned 33% of the equity interests, in each case, pursuant to joint venture arrangements) and 12 communities owned by third parties that the Company managed.

We generally provide senior living services to the 75+ population, including independent living, assisted living, and memory care services at reasonable prices. Many of our communities offer a continuum of care to meet each of their resident’s needs as they change over time. This continuum of care, which integrates independent living, assisted living, and memory care that may be bridged by home care through independent home care agencies, sustains our residents’ autonomy and independence based on their physical and mental abilities.

Our corporate office is located at 14755 Preston Road, Suite 810, Dallas, Texas 75254. Our phone number is (972) 770-5600 and our website address is www.sonidaseniorliving.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Our Internet website address is www.sonidaseniorliving.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 27, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders filed with the SEC on April  26, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 10, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on February 6, 2024, March 22, 2024, March 27, 2024, April 1, 2024, May 13, 2024, June 3, 2024, June 7, 2024, and July 3, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 3, 1997, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

(972) 770-5600

Attention: David R. Brickman

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated into this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements can be identified by the use of forward looking terminology including “may,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “should” or other similar words.

Forward-looking statements are not guarantees of performance. We have based these statements on our assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. No assurance can be given that these assumptions are accurate. Moreover, these statements are subject to a number of risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include those described under “Risk Factors” in Item 1A and elsewhere in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the Annual Report on Form 10-K, and, among others, the Company’s ability to generate sufficient cash flows from operations, additional proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities, increases in market interest rates that increase the cost of certain of our debt obligations, increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s ability to extend or refinance its existing debt as such debt matures, the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs, the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, the risk of oversupply and increased competition in the markets which the Company operates, the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in Item 4 of Part I of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes, risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates, the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis, and changes in accounting principles and interpretations.

Other factors described herein, or factors that are unknown or unpredictable, could also have a material adverse effect on future results.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include, among other things, acquisitions, capital expenditures, working capital, repayment or refinancing of indebtedness or payment of other corporate obligations, investments in our subsidiaries, investments in existing or future projects or repurchasing or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the specific offering and will be disclosed in the applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, change, update or supersede the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Available Information” above.

To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.

We may from time to time offer to sell together or separately in one or more offerings:

•	common stock, par value $0.01 per share;

•	preferred stock, par value $0.01 per share, in one or more series, which may be convertible into or exchangeable for common stock;

•	depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

•	warrants to purchase common stock or preferred stock, which may be convertible into or exchangeable for common stock or preferred stock;

•	rights to purchase common stock, preferred stock or warrants, which may be convertible into or exchangeable for our common stock, preferred stock or warrants;

•	purchase contracts; and

•	units that include any of these securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our Amended and Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, and our Second Amended and Restated Bylaws, as amended, or our Bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of July 18, 2024, our authorized capital stock consisted of 30,000,000 shares of common stock, par value $0.01 per share, of which 14,240,917 shares were issued and outstanding, and 15,000,000 shares of preferred stock, par value $0.01 per share, of which 41,250 shares have been designated as “Series A Convertible Preferred Stock” (“Series A Preferred Stock”). Our Series A Preferred Stock was issued in a private placement pursuant to Section 4(a)(2) of the Securities Act and has not been registered pursuant to Section 12 of the Exchange Act. As of July 18, 2024, there were no shares of our preferred stock issued and outstanding, except with respect to our Series A Preferred Stock, of which 41,250 shares were issued and outstanding, which were convertible into 1,288,252 shares of our common stock.

Common Stock

Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our common stock from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of common stock, up to the aggregate amounts authorized by our Certificate of Incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the directors standing for election.

Dividend Rights. The holders of our common stock are entitled to receive dividends (payable in cash, stock or otherwise), subject to any rights and preferences of any outstanding preferred stock, but only when and as declared by our Board of Directors out of the assets legally available for dividend payments.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our Company, after there is paid to or set aside for the holders of any class of stock having preference over our common stock the full amount to which such holders are entitled, then the holders of the common stock, shall be entitled, after payment or provision for payment of all debts and liabilities of our Company, to receive the remaining assets of our Company available for distribution.

Other Matters. Our common stock carries no preemptive or other subscription rights to purchase shares of our stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “SNDA.” Our transfer agent and registrar is Computershare Trust Company, N.A.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Preferred Stock

Subject to the provisions of our Certificate of Incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our preferred stock in one or more series from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of preferred stock, up to the aggregate amounts authorized by our Certificate of Incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders. Our Board of Directors has the authority to determine the number of shares of, and the rights, preferences and limitations of, each series of preferred stock, including, without limitation, the dividend rights, voting powers, preemptive rights, conversion or exchange rights, redemption rights, and liquidation preferences of any series of preferred stock.

The specific terms of any offering of preferred stock under this prospectus will be described in a prospectus supplement, which may include, without limitation, one or more of the following:

•	the designation, number of shares, seniority and purchase price of such series of preferred stock;

•	any liquidation preferences;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rights, any dividend rate or rates, and the dates and places on which any such dividends will be payable;

•	any voting rights;

•

whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; and

•	any other rights, preferences, privileges, limitations and restrictions of such series of preferred stock.

All shares of preferred stock offered will, when issued, be validly issued, fully paid and nonassessable.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also delay a change in control of us, make it more difficult to remove our directors, and negatively affect any dividend payments or liquidation payments to the holders of our common stock.

Series A Preferred Stock

The rights, preferences, privileges and restrictions of shares of the Series A Preferred Stock have been fixed in a Certificate of Designation, Rights and Privileges of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”) and the material provisions are described below. The following description of our Series A Preferred Stock is intended as a summary only and does not purport to be complete, and is qualified in its entirety by reference to the Series A Certificate of Designation, our Certificate of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law. We urge you to read the Series A Certificate of Designation because it, and not this description, defines the rights of holders of shares of Series A Preferred Stock.

With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks (i) senior to common stock and all other classes and series of capital stock of the Company that do not expressly rank on a parity basis with or senior to the Series A Preferred Stock (“Junior Stock”), (ii) on a parity basis with each other class or series of capital stock of the Company the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividends or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (“Parity Stock”) and (iii) junior to each other class or series of capital stock of the Company authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividends or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (“Senior Stock”) and to all existing and future indebtedness and other non-equity claims on the Company.

Shares of the Series A Preferred Stock are entitled to participate on an as-converted basis in common stock dividends (“Participating Dividends”). In addition, each holder of the Series A Preferred Stock is entitled to receive, when, as and if authorized and declared by our Board of Directors, dividends accruing daily on the basis of twelve 30-day months and a 360-day year, at a per annum rate of 11.00% of the Liquidation Preference per share of Series A Preferred Stock, which will be either paid in cash or paid in kind as an increase to the Liquidation Preference of the Series A Preferred Stock (“Preferred Dividends”). The Preferred Dividends are cumulative, whether or not declared, compound quarterly and are paid quarterly in arrears on the last day of March, June, September and December in each year, commencing on the first such date following the date of issuance. So long as any shares of Series A Preferred Stock remain outstanding, unless full dividends on all outstanding shares of Series A Preferred Stock have been declared and paid in cash, the Company will be prohibited from declaring any dividends on, or making any distributions relating to, Junior Stock or Parity Stock, subject to certain exceptions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders will be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the Liquidation Preference and (ii) the amount such holders would have received had such holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into common stock. The “Liquidation Preference” with respect to any share of Series A Preferred Stock will be $1,000 per share, plus the sum of any Preferred Dividends paid in the form of an increase in the Liquidation Preference of such share, plus the sum of all accrued and unpaid Preferred Dividends and Participating Dividends.

Holders of the Series A Preferred Stock are entitled to vote with the holders of the common stock on all matters submitted to a vote of stockholders of the Company, except as otherwise provided in the Series A Certificate of Designation or as required by applicable law, voting together with the holders of common stock as a single class. Each holder is entitled to a number of votes in respect of the shares of Series A Preferred Stock owned of record by it equal to the number of shares of common stock into which such shares of Series A Preferred Stock could be converted as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited.

For so long as any shares of the Series A Preferred Stock are outstanding the prior affirmative vote of at least a majority of the then-issued and outstanding shares of Series A Preferred Stock, voting as a separate class, will be required to (i) amend the Certificate of Incorporation or Bylaws in a manner adverse to the Series A Preferred Stock, (ii) amend the Series A Certificate of Designation, (iii) authorize or increase the number of authorized shares of Parity Stock or Senior Stock, and (iv) solely for so long as Conversant Fund A (as defined below) has the consent rights set forth in the Investor Rights Agreement, dated as of November 3, 2021, by and among the Company, the Conversant Investors (as defined below) and Silk Partners LP, incur indebtedness if the aggregate amount of indebtedness of the Company and its subsidiaries immediately after such incurrence is in excess of 105% of the aggregate amount of indebtedness of the Company and its subsidiaries in the prior calendar year as of December 31.

If a Change of Control (as defined in the Series A Certificate of Designation) occurs, then each holder will have the right to require the Company to repurchase in whole or in part such holder’s Series A Preferred Stock for a cash purchase price equal to the Change of Control Price (as defined below). Further, if a Change of Control occurs in which the Change of Control Price in respect of a share of Series A Preferred Stock exceeds an amount equal to 150% of the Liquidation Preference in respect of such share of Series A Preferred Stock, the Company will have the right, at its sole option, to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock at an amount in cash equal to the greater of (A) 100% of the Liquidation Preference for such share and (B) the fair market value of the property such holder would have received in respect of the number of shares of common stock that would have been issuable upon conversion of such share of Series A Preferred Stock in connection with the Change of Control (the “Change of Control Price”).

The Series A Preferred Stock is redeemable, in whole or in part, at the option of the Company at any time (i) on or after the forty-two (42) month anniversary (and before the seventh anniversary) of the Closing Date (as defined below), at a cash redemption price per share of Series A Preferred Stock equal to the greater of (A) 100% of the Liquidation Preference as of the date fixed for redemption thereof and (B) an amount equal to (1) the number of shares of common stock issuable upon conversion of such share of Series A Preferred Stock as of the redemption date multiplied by (2) the VWAP (as defined in the Series A Certificate of Designation) of the common stock for the 30 trading days immediately preceding (and not including) the date on which notice of such redemption is given and (ii) on or after the seventh anniversary of the Closing Date, at a redemption price per share equal to 100% of the Liquidation Preference as of the redemption date. In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected pro rata among holders. The Company is only permitted to redeem the Series A Preferred Stock in part if (i) the aggregate cash redemption price is at least $5 million and (ii) immediately following such partial redemption, (a) the Conversant Investors and their affiliates beneficially own at least 17% of the outstanding shares of common stock on an as-converted basis, or (b) no shares of Series A Preferred Stock will remain outstanding.

Each holder has the right to convert (an “Optional Conversion”) each share of such holder’s Series A Preferred Stock at any time into (i) the number of shares of common stock equal to the quotient of (a) the Liquidation Preference divided by (b) the Conversion Price (as defined below) as of the applicable conversion date and (ii) cash in lieu of fractional shares. The Company has the right, exercisable at its option, to designate any business day on or after the third anniversary of the Closing Date as a conversion date for the conversion of all, but not less than all of the outstanding shares of Series A Preferred Stock, but only if the VWAP per share of common stock exceeds 150% of the Conversion Price for the 30 consecutive trading days immediately preceding the date the Company gives notice of such election to convert shares of Series A Preferred Stock (a “Mandatory Conversion”). In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding that is to be converted pursuant to such Mandatory Conversion will be converted into (i) the number of shares of common stock equal to the quotient of (a) the Liquidation Preference divided by (b) the Conversion Price as of the applicable conversion date and (ii) cash in lieu of fractional shares. The “Conversion Price” is initially $40.00 per share of common stock; provided, that the Conversion Price is subject to customary anti-dilution adjustments as provided in the Series A Certificate of Designation. If any such event occurs, the number of shares of common stock issuable upon conversion may be higher than the initial number of shares designated under the Series A Certificate of Designation.

Outstanding Warrants

In connection with certain financing transactions completed in November 2021, the Company, among other things, issued to the Conversant Investors 1,031,250 warrants each evidencing the right to purchase one share of common stock at a price per share of $40.00, subject to certain adjustments, and with an exercise expiration date of five years after the closing date of such financing transactions.

Registration Rights

Under our retirement and separation agreement with Lawrence A. Cohen, our former Chief Executive Officer, Vice Chairman of the Board and director, we and Mr. Cohen remain subject to and bound by the registration rights agreement set forth in Mr. Cohen’s employment agreement, which entitles Mr. Cohen to certain rights with respect to the registration under the Securities Act of our securities he holds. Under such registration rights agreement, if we propose to register any of our securities under the Securities Act, either for our own account or the account of other security holders, Mr. Cohen is entitled to notice of the registration and has the right to include the securities of ours that he holds in the registration. Mr. Cohen’s registration rights are subject to certain conditions, including the right of any underwriters of these offerings to limit the number of shares included in any of these registrations. We have agreed to pay all expenses related to these registrations, except for underwriting discounts and selling commissions.

On October 1, 2021, the Company entered into an Amended and Restated Investment Agreement (the “Investment Agreement”) with Conversant Dallas Parkway (A) LP (“Conversant Fund A”) and Conversant Dallas Parkway (B) LP (“Conversant Fund B” and, together with Conversant Fund A, the “Conversant Investors”), affiliates of Conversant Capital LLC, which amended and restated in its entirety the Investment Agreement that the Company entered into with the Conversant Investors on July 22, 2021. Pursuant to the Investment Agreement, the Company and the Conversant Investors entered into a registration rights agreement (the “Registration Rights Agreement”) on November 3, 2021 (the “Closing Date”). Pursuant to the Registration Rights Agreement, among other things, and on the terms and subject to certain limitations set forth therein, the Company was obligated to prepare and file, no later than 90 days prior to the second anniversary of the Closing Date, a shelf registration statement registering the shares of common stock issued or issuable in respect of any shares of Series A Preferred Stock issued to the Conversant Investors pursuant to the Investment Agreement (whether or not such shares of Series A Preferred Stock or common stock are subsequently transferred to any affiliates of the Conversant Investors) (the “Registrable Securities”), and the Company agreed to use its reasonable best efforts to keep such registration statement effective at all times until such date as the Investor Parties (as defined in the Registration Rights Agreement) collectively beneficially own less than 15% of the outstanding shares of common stock on an as-converted basis. In June 2023, the Company and the Conversant Investors entered into an equity commitment agreement pursuant to which the parties agreed that the common shares issued or issuable thereunder will constitute Registrable Securities and that the terms of such Registration Rights Agreement will apply mutatis mutandis to the common shares issued or to be issuable thereunder. Furthermore, the Company agreed to cooperate in adding such common shares to any shelf registration statement filed with the SEC covering previously unregistered common stock owned or to be owned by the Conversant Investors. The Company filed a registration statement on Form S-3 with the SEC on August 4, 2023 registering the Registrable Securities, and such registration statement was declared effective on October 25, 2023. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the Conversant Investors are permitted to make one demand that the Company file a registration statement on Form S-3, or if not available, on Form S-1 to register the Registrable Securities and within any 12 month period, one demand that the Company consummate a “takedown” off of any such registration statement. The Registration Rights Agreement also provides the Conversant Investors and their affiliates with “piggy-back” registration rights. The Company is required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities.

On February 1, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Conversant Investors, Silk Partners, LP (“Silk”), PF Investors, LLC (“PF Investors” and, together with Silk, the “Silk Investors”), Solas Capital Partners, LP (“Solas I”), Solas Capital Partners II, LP (“Solas II”), Blackwell Partners LLC—Series A (“Blackwell” and, together with Solas I and Solas II, “Solas”), and Paul J. Isaac (Mr. Isaac, collectively, with the Conversant Investors, the Silk Investors and Solas, the “Purchasers”), pursuant to which the Purchasers agreed to purchase from the Company, and the Company agreed to sell to the Purchasers, in a private placement transaction pursuant to Section 4(a)(2) of the Securities Act, an aggregate of 5,026,318 shares (the “Shares”) of our common stock. The Securities Purchase Agreement provides that, as soon as reasonably practicable following the second closing of the Private Placement (which occurred on March 22, 2024) and no later than September 30, 2024, the Company will use its commercially reasonable efforts to prepare and file with the SEC a registration statement of the Company registering the resale, on a continuous or delayed basis pursuant to Rule 415 promulgated by the SEC pursuant to the Securities Act, of all of the Shares. All registration expenses incident to the Company’s performance of or compliance with any registration pursuant to the Securities Purchase Agreement shall be borne by the Company.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws

Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Laws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to, among other things, discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our Board of Directors in hopes of improving the terms of any such takeover bids.

Authorized but Unissued Capital Stock. We have 30,000,000 authorized shares of common stock and 15,000,000 authorized shares of preferred stock. Due to our authorized but unissued common stock and preferred stock, our Board of Directors may be able to discourage or make any attempt to obtain control of us more difficult. If, in the exercise of its fiduciary obligations, our Board of Directors determines that a takeover proposal is not in our best interest, the Board of Directors could issue a portion of these shares without stockholder approval, subject to any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. These shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

•	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, our Certificate of Incorporation grants our Board of Directors broad power to establish the rights, preferences and limitations of the authorized and unissued shares of our preferred stock. For example, our Board of Directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with our common stock on any proposed transaction or other voting matter;

•	elect directors having terms of office or voting rights greater than those of our other directors;

•	convert preferred stock into a greater number of shares of our common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of us; or

•	exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders. Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders, and may not be taken by the written consent of our stockholders, unless such consent is unanimous. In addition, our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may, subject to the rights of holders of any series of preferred stock and unless otherwise prescribed by statute, be called only by our Board of Directors, the Chairman of our Board or stockholders possessing at least 25% of the voting power of our issued and outstanding voting stock. Stockholders may amend or repeal these provisions of our Certificate of Incorporation and Bylaws only by the affirmative vote of at least two-thirds of the voting power of our issued and outstanding voting stock.

Amendment of our Bylaws. Our Certificate of Incorporation and Bylaws grant our Board of Directors the power to adopt, amend and repeal our Bylaws upon the affirmative vote of at least a majority of the whole Board. Our stockholders may also adopt, amend or repeal our Bylaws by the affirmative vote of the holders of at least two-thirds of the voting power of our issued and outstanding voting stock.

Classified Board; Election and Removal of Directors. Our directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors are elected to succeed the class of directors whose terms have expired. Directors may be removed only for cause and by the affirmative vote of a majority of our securities then entitled to vote at an election of directors. A vacancy on our Board of Directors may be filled by the affirmative vote of a majority of the directors in office. Any director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred. The number of directors on our Board of Directors generally will be fixed exclusively by, and may be increased or decreased exclusively by, our Board of Directors but in no event will be less than three nor more than nine.

Advance Notice Procedures for Director Nominations and Stockholder Proposals. Our Certificate of Incorporation provides the manner in which stockholders may give notice of business to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our Board of Directors.

Delaware Anti-Takeover Law. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person who, together with his or her affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

The above description of Section 203 of the Delaware General Corporation Law is intended as a summary only and is qualified in its entirety by reference to Section 203 of the Delaware General Corporation Law.

Exclusive Forum Selection

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director or officer or other employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company or any director or officer or other employee or agent of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws, or (d) any action asserting a claim against the Company or any director or officer or other employee or agent of the Company governed by the internal affairs doctrine shall be the federal district court for the District of Delaware (or, if the federal district court for the District of Delaware does not have jurisdiction, the Court of Chancery of the State of Delaware).

Limitation of Liability of Directors and Officers

Our directors and officers will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	of a director for unlawful payment of a dividend or unlawful stock purchases or redemptions;

•	for any transaction from which the director or officer derived an improper personal benefit; or

•	of an officer in any action by or in the right of the Company.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director or officer for breach of fiduciary duty as a director or officer, as applicable, including breaches resulting from grossly negligent behavior, except in the situations described above.

DESCRIPTION OF DEPOSITARY SHARES

Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, deposit agreement and depositary receipts.

General

We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement and warrant certificate.

General

We may issue warrants for the purchase of our common stock or preferred stock. Warrants may be issued independently or together with any of our common stock, preferred stock or rights offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our common stock or preferred stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

•	the title or designation of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

•

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrant securities;

•	the price at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each such underlying warrant security;

•

if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase shares of our common stock or preferred stock, the holder will not have any rights as a holder of shares of our common stock or preferred stock, as the case may be, by virtue of ownership of the warrants.

DESCRIPTION OF RIGHTS

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, rights agent or subscription agent agreement and rights certificate.

General

We may issue rights to purchase common stock, preferred stock or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF PURCHASE CONTRACTS

Set forth below is a description of the general terms and conditions of the purchase contracts that may be offered under this prospectus. The specific terms and conditions of the purchase contracts will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the purchase contracts as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and purchase contract.

General

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus securing the holder’s obligations under the purchase contract.

If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

Terms

The prospectus supplement relating to a particular issue of purchase contracts will describe the terms of those purchase contracts, which may include, without limitation, one or more of the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and unit agreement or indenture.

We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, warrants, or rights or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

•	the title of the series of units;

•	identification and description of the separate securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities comprising the units will be separately transferrable; and

•	any other material terms of the units and the securities comprising such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings, at-the-market offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through agents, underwriters or dealers, directly to one or more purchasers without using underwriters or agents, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the New York Stock Exchange. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Norton Rose Fulbright US LLP. Any underwriters, dealers or agents will be represented by their own legal counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sonida Senior Living, Inc. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 incorporated in this Prospectus by reference from the Sonida Senior Living, Inc. Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Up to $250,000,000

SONIDA SENIOR LIVING, INC.

Common Stock

Prospectus Supplement

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Citigroup

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Goldman Sachs & Co. LLC

J.P. Morgan

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Morgan Stanley

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Wells Fargo Securities

May 18, 2026